Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned officers or directors of MANTECH INTERNATIONAL CORPORATION, a Delaware corporation (the “Corporation”), hereby constitute and appoint George J. Pedersen his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering securities of the Corporation which may be issued pursuant to the Management Incentive Plan of the Corporation, with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 6th day of June, 2006.

/s/ George J. Pedersen	/s/ Richard J. Kerr
George J. Pedersen	Richard J. Kerr
Chairman of the Board of Directors and Chief Executive Officer	Director

/s/ Kevin M. Phillips	/s/ Stephen W. Porter
Kevin M. Phillips	Stephen W. Porter
Chief Financial Officer	Director

/s/ Richard L. Armitage	/s/ Paul G. Stern
Richard L. Armitage	Paul G. Stern
Director	Director

/s/ Barry G. Campbell
Barry G. Campbell
Director

/s/ Robert A. Coleman
Robert A. Coleman
Director, Chief Operating Officer and President

/s/ Walter R. Fatzinger
Walter R. Fatzinger, Jr.
Director

/s/ David E. Jeremiah
David E. Jeremiah
Director

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